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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

MCBC HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MCBC HOLDINGS, INC.
100 Cherokee Cove Drive
Vonore, Tennessee 37855

September 9, 2016

Dear Stockholder:

        We cordially invite you to attend the 2016 Annual Meeting of Stockholders of MCBC Holdings, Inc. to be held on Wednesday, Tuesday, October 25, 2016, at 8:00 a.m. Eastern time at the Hilton Knoxville Airport at 2001 Alcoa Highway, Alcoa, TN 37701.

        The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the Proxy Statement.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting. On September 9, 2016, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail. For information on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you receive to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. Your vote is important. To be sure your shares are voted at the meeting, even if you plan to attend the meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend.

        On behalf of your Board of Directors, thank you for your continued support of and interest in MCBC Holdings, Inc.

Sincerely,
Frederick A. Brightbill Chairman of the Board

MCBC HOLDINGS, INC.
100 Cherokee Cove Drive
Vonore, Tennessee 37855

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS
To be held October 25, 2016

Time:	8:00 a.m. Eastern time
Date:	October 25, 2016
Place:	The Hilton Knoxville Airport at 2001 Alcoa Highway, Alcoa, Tennessee 37701
Record Date:	Stockholders of record at the close of business on August 30, 2016 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
Purpose:	(1) Elect two directors nominated by the Board of Directors for a term that expires at the 2019 annual meeting of stockholders;
(2) Ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017; and
(3) Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Stockholders Register:
A list of the stockholders entitled to vote at the annual meeting may be examined during regular business hours at our executive offices, 100 Cherokee Cove Drive, Vonore, Tennessee 37855, during the ten-day period preceding the meeting.

By order of the Board of Directors,
Timothy M. Oxley Chief Financial Officer and Secretary

September 9, 2016

MCBC HOLDINGS, INC.
100 Cherokee Cove Drive
Vonore, Tennessee 37855

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

  •
  October 26, 2016 at 8:00 a.m. Eastern time

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  The Hilton Knoxville Airport at 2001 Alcoa Highway, Alcoa, Tennessee 37701

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  The record date is August 30, 2016

Items of Business

Proposal		Board Vote Recommendation	Page Reference (for more information)
1.	Elect two directors named in this proxy statement for terms that expire at the 2019 annual meeting	FOR ALL	7
2.	Ratify the appointment of our independent registered public accounting firm for fiscal year 2017	FOR	19

Director Nominees

        The Board of Directors (the "Board") of MCBC Holdings, Inc. ("we," "our," "us," the "Company," or "MasterCraft ") is asking you to elect the two nominees for director named below for terms that expire at the 2019 annual meeting of stockholders. The following table provides summary information about the two director nominees. The directors will be elected by a plurality vote. For more information about the director nominees, see page 8.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term
Roch B. Lambert	53	Former Chief Executive Officer, Rec Boat Holdings	Leadership, Industry	Independent	Nominating and Corporate Governance	FY 2019
Peter G. Leemputte	59	Former Chief Financial Officer, Keurig Green Mountain	Leadership, Financial	Independent	Audit, Compensation (Chair)	FY 2019

Continuing Directors

        The following table provides summary information about the five continuing directors whose terms expire at the 2017 and 2018 annual meetings. For more information about the continuing directors, see page 8.

Name	Age	Occupation	Experience/ Qualifications	Status as Independent or Non-Employee	Board Committees	End of Term
Donald C. Campion	67	Retired Businessman	Accounting, Tax, Leadership	Independent	Audit (Chair), Compensation	FY 2017
Joseph M. Deignan	42	Partner at Wayzata	Leadership, Financial	Non-Employee	Compensation	FY 2017
Terry McNew	54	Chief Executive Officer and President, MCBC Holdings, Inc.	Leadership, Industry	—	—	FY 2018
Frederick A. Brightbill	63	Principal, Brightbill Advisors	Industry, Leadership, Operations	Independent	Audit, Nominating and Corporate Governance (Chair)	FY 2018
Christopher Keenan	39	Principal at Wayzata	Leadership, Financial	Non-Employee	Nominating and Corporate Governance	FY 2018

Ratification of the Appointment of the Independent Registered Public Accounting Firm

        The Board is asking you to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017. Set forth below is summary information with respect to the fees for services provided to us during the fiscal years ended June 30, 2016 and June 30, 2015. For more information see page 19.

	Fiscal Year 2016	Fiscal Year 2015
Fees Billed:
Audit Fees	$670,000	$1,159,000

Total	$670,000	$1,159,000

2017 Annual Meeting of Stockholders

        Stockholder proposals submitted for inclusion in the proxy statement for our annual meeting of stockholders expected to be held in September or October 2017 pursuant to SEC Rule 14a-8 must be received by us by May 12, 2017. Director nominations or other business to be brought before the 2017 Annual Meeting by a stockholder, other than Rule 14a-8 proposals described above, must be received by us between June 27, 2017 and July 27, 2017. For more information see page 29.

PROXY STATEMENT

        The Board of Directors is furnishing this information in connection with the solicitation of proxies for the annual meeting of stockholders to be held on October 25, 2016. We anticipate that the Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and annual report and how to vote over the Internet or how to request and return a proxy card by mail will first be mailed to our stockholders on or about September 9, 2016.

        All properly executed written proxies, and all properly completed proxies submitted by the Internet or telephone, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

        Only owners of record of shares of common stock of the Company at the close of business on August 30, 2016, the record date, are entitled to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. There were 18,591,808 shares of common stock issued and outstanding on the record date.

QUESTIONS RELATING TO THIS PROXY STATEMENT

What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2016 Annual Meeting of Stockholders (the "Annual Meeting"). These officers are Terry McNew and Timothy M. Oxley.

What is a proxy statement?

        It is a document that Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to vote designating Terry McNew and Timothy M. Oxley as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record. If your shares are held in the name of your bank, broker or other nominee, your shares are held in street name.

What is the record date and what does it mean?

        August 30, 2016 is the record date for the Annual Meeting to be held on October 25, 2016. The record date is established by the Board of Directors as required by the Delaware General Corporation Law ("Delaware Law"). Owners of record of our common stock at the close of business on the record date are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

How do I vote as a stockholder of record?

        As a stockholder of record, you may vote by one of the four methods described below:

        By the Internet.    Over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you receive (if you have access to the Internet, we encourage you to vote in this manner). The Internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the Internet and confirm that your vote has been properly recorded.

        By Telephone.    By telephone through the number noted in the proxy card you receive (if you request and receive a proxy card). The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your vote has been properly recorded.

        By Mail.    You may sign and date your proxy card (if you request and receive a proxy card) and mail it in the prepaid and addressed envelope enclosed therewith.

        In Person.    You may vote in person at the annual meeting.

        Please follow the directions in the Notice of Internet Availability of Proxy Materials, proxy materials email or proxy card you received carefully.

How do I vote as a street name stockholder?

        If your shares are held in "street name" through a bank, broker or other nominee, you should receive information from the bank, broker or other nominee about your specific voting options. If you have questions about voting your shares, you should contact your bank, broker or other nominee. The availability of telephone and Internet voting depends on the voting processes of your bank, broker or other nominee.

        If you wish to vote in person at the annual meeting, you will need to bring a legal proxy to the meeting. You must request a legal proxy through your bank, broker or other nominee. Please note that if you request a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person, or legally appoint another proxy to vote on your behalf.

What if I sign and return a proxy card, but do not provide voting instructions?

        Proxies that are properly executed and delivered, and not revoked, will be voted as specified on the proxy card. If no direction is specified on the proxy card, the proxy will be voted as follows:

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  for the election of the two nominees for director described in this Proxy Statement; and

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  for ratification of the appointment of our independent registered public accounting firm for fiscal year 2017.

What if I change my mind after I return my proxy?

        You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

  •
  voting again by the Internet or by telephone, if available, prior to 11:59 p.m. Eastern Time, on October 24, 2016;

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  giving written notice to our Corporate Secretary that you wish to revoke your proxy and change your vote; or

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  voting in person at the annual meeting.

What is a quorum?

        The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. The inspector of elections appointed for the meeting will tabulate votes cast by proxy and in person at the meeting and determine the presence of a quorum.

Will my shares be voted if I do not vote by the Internet, vote by telephone, sign and return a proxy card, or attend the Annual Meeting and vote in person?

        If you are a stockholder of record and you do not vote by the Internet, vote by telephone, sign and return a proxy card or attend the Annual Meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for stockholder consideration in this proxy statement.

        If your shares are held in "street name" through a bank, broker or other nominee and you do not provide voting instructions before the Annual Meeting, your bank, broker or other nominee may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on "routine" matters.

        The ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter under these rules. Therefore, brokerage firms are allowed to vote their customers' shares on this matter if the customers do not provide voting instructions. If your brokerage firm votes your shares on this matter because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

        When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that matter. This is called a "broker non-vote." Only the ratification of the appointment of our independent registered public accounting firm is considered a "routine" matter for this Proxy Statement. The election of director nominees is not considered a routine matter. Because the election of director nominees is not considered a "routine" matter for stockholder consideration, the brokers will not have discretionary authority to vote your shares with respect to such matter and if you do not instruct your bank or broker how to vote your shares, no votes will be cast on your behalf with respect to such matter.

        We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal?

        For Proposal 1—Election of Directors, you may vote for all nominees, withhold from all nominees or withhold from individual nominees.

        For Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants, you may vote for, against or abstain from voting.

How are votes tabulated?

        According to our By-Laws, each of the proposed items will be determined as follows:

        Proposal 1—Election of Directors:    The election of directors will be determined by a plurality of votes cast. If you do not vote on such proposal or cast a withhold vote, it will have no effect on such proposal.

        Proposal 2—Ratification of the Appointment of our Independent Registered Public Accountants:    The ratification of the appointment of our independent registered public accountants will be determined by a majority of votes cast affirmatively or negatively. If you abstain from voting on such proposal or your broker is unable to vote your shares, it will have the same effect as a vote against such proposal.

        Any other matters:    The voting results of any other matters are determined by a majority of votes cast affirmatively or negatively, except as may otherwise be required by law.

        No cumulative voting rights are authorized, and dissenters' rights are not applicable to the matters being voted upon.

How are proxies solicited and what is the cost?

        We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we have retained D.F. King & Co. ("D.F. King") to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mail, by telephone or by personal calls. The anticipated cost of the services of D.F. King is $6,500 plus expenses.

Where can I find the voting results of the Annual Meeting?

        We expect to announce preliminary voting results at the Annual Meeting. We will publish the final results in a current report on Form 8-K within four business days of the Annual Meeting. We will file that report with the SEC, and you can get a copy from:

  •
  our website at www.mastercraft.com by clicking on the Investors link, followed by the Financials link,

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  the SEC's website at www.sec.gov,

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  the SEC at 1 (800) SEC-0330, or our Corporate Secretary at 100 Cherokee Cove Drive, Vonore, Tennessee 37855.

How can I obtain a copy of the 2016 Annual Report to Stockholders and the Annual Report on Form 10-K for the year ended June 30, 2016?

        Our 2016 Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 26, 2016 is available at www.mastercraft.com by clicking on the Investors link, followed by the Financials link. In addition, our Annual Report on Form 10-K for the year ended June 30, 2016, is available from the SEC's website at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by mailing a written request to:

100 Cherokee Cove Drive,
Vonore, Tennessee 37855
Attention: Corporate Secretary

How do I obtain directions to attend the Annual Meeting and vote in person?

        Directions to the Annual Meeting are located at www.mastercraft.com.

PROPOSAL 1—ELECTION OF DIRECTORS

        Currently, our Board of Directors consists of seven directors in three classes, with two directors in Class I, two directors in Class II and three directors in Class III.

        The three director classes will initially serve as follows:

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  Class I, whose initial term will expire at the Annual Meeting;

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  Class II, whose initial term will expire at the annual meeting of stockholders to be held in 2017; and

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  Class III, whose initial term will expire at the annual meeting of stockholders to be held in 2018.

        The terms of Patrick J. Halloran and Christopher A. Twomey, each a Class I director, expire at the Annual Meeting. Upon the recommendation of our Nominating and Corporate Governance Committee, Messrs. Lambert and Leemputte have been nominated for election at the Annual Meeting. If elected, Messrs. Lambert and Leemputte will hold office for a three-year term until the annual meeting of stockholders to be held in 2019.

        In addition, at the annual meeting of stockholders to be held in 2017, the Class II directors will be elected for a three-year term expiring at the annual meeting of stockholders to be held in 2020, and at the annual meeting of stockholders to be held in 2018, the Class III directors will be elected for a three-year term expiring at the annual meeting of stockholders to be held in 2021. Messrs. Deignan and Campion are our current Class II directors, and Messrs. Keenan, Brightbill and McNew are our current Class III directors.

        The persons named in the accompanying proxy, or their substitutes, will vote for the election of the two nominees listed hereafter, except to the extent authority to vote for any or all of the nominees is withheld. No proposed nominee is being elected pursuant to any arrangement or understanding between the nominee and any other person or persons. Both nominees have consented to stand for election at this meeting. If either of the nominees becomes unable or unwilling to serve, the persons named as proxies in the accompanying proxy, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any substitute nominees in accordance with their judgment. We do not know of any nominee of the Board of Directors who would be unable to serve as a director if elected. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

        Both of the director nominees listed below are currently directors of the Company. The following is a brief summary of each director nominee's business experience and qualifications and other public company directorships held currently or in the last five years.

Director Nominees for Terms Expiring at the 2019 Annual Meeting

        Roch B. Lambert—Prior to his retirement, Mr. Lambert served as a Chief Executive Officer of Rec Boat Holdings, an international designer, manufacturer and distributor of powerboats, from 2010 to 2016. Prior to joining Rec Boat, Mr. Lambert served as Vice President and General Manager of several divisions at Bombardier Recreation Products, an international recreational products company, including the Sea-Doo, Ski-Doo and Evinrude divisions from 2008 to 2009, the Evinrude division from 2001 to 2008 and the Sea-Doo division from 1997-2001. He also served in various leadership, engineering and production roles for Bombardier and Aquilon Technologies, a manufacturer of attachments for farm equipment OEMs. Mr. Lambert also currently serves on the boards of three private companies and has previously served on the boards of other private companies. Mr. Lambert graduated from the Ecole Polytechnique de Montreal with a B.Eng. in mechanical/aeronautical engineering and a graduate business degree from the Universite Laval. We believe Mr. Lambert's substantial industry experience, his leadership positions in diverse manufacturing businesses and his vast knowledge of operational matters in the recreational products and powerboat industries, enable him to play a key role in all matters involving our Board of Directors and make him well qualified to serve as a member of our Board of Directors.

        Peter G. Leemputte—Prior to his retirement, Mr. Leemputte was Chief Financial Officer and Treasurer at Keurig Green Mountain, Inc., a leader in specialty coffee, coffee makers, teas and other beverages, from 2015 to 2016. Prior to joining Keurig, Mr. Leemputte was Executive Vice President and Chief Financial Officer at Mead Johnson Nutrition Company, a global leader in infant and children's nutrition, from 2008 to 2015. Previously, Mr. Leemputte was Senior Vice President and Chief Financial Officer for Brunswick Corporation, a diversified manufacturing company. He joined Brunswick in 2001 as Vice President and Controller. Prior to joining Brunswick Corporation, Mr. Leemputte held various management positions at Chicago Title Corporation, Mercer Management Consulting, Armco Inc., FMC Corporation and BP. Mr. Leemputte is a member of the Board of Directors of Beazer Homes USA, Inc., where he serves as the Chairman of the Compensation Committee and as a member of the Finance Committee. Mr. Leemputte holds a Bachelor of Science degree in Chemical Engineering from Washington University, St. Louis and a Master of Business Administration in Finance from the University of Chicago Booth School of Business. We believe Mr. Leemputte's significant financial and accounting expertise gained in handling financial responsibilities for several leading corporations, as well as his leadership skills, enable him to play a key role in all matters involving our Board of Directors and make him well qualified to serve as a member of our Board of Directors.

        The Board of Directors recommends that you vote FOR the two director nominees.

Continuing Directors with Terms Expiring at the 2017 or 2018 Annual Meetings

        The directors listed below will continue in office for the remainder of their terms in accordance with our By-Laws.

        Terry McNew—Mr. McNew was appointed President and Chief Executive Officer of MasterCraft in 2012. Mr. McNew has over 29 years of experience in the boating industry with executive roles at both Brunswick Corp. and Correct Craft. Mr. McNew served as President and Chief Executive Officer of Correct Craft from 2004 to 2006. He served as Executive Vice President of Brunswick Corp's Recreational Boat Group prior to joining us, where he was in charge of manufacturing, product development, and engineering and quality systems. Prior to these roles, Mr. McNew held senior positions at Sea Ray Boat Group, starting there in 1988 as a laminator and chop gun operator and ultimately leading manufacturing and product development and environmental teams. Mr. McNew received his B.S. in Business Administration and Economics from the University of Central Florida—College of Business Administration in 1986 and is certified as a Six Sigma Black Belt from the University of Tennessee. Mr. McNew brings to the Company more than two decades of extensive knowledge of the boating industry, which we believe qualify him to serve as our President, Chief Executive Officer and a member of our Board of Directors.

        Frederick A. Brightbill—Mr. Brightbill has served as a member of our Board of Directors since 2009 and as the chairman of our Board of Directors since July 2015. Mr. Brightbill has served as a Principal of Brightbill Advisors, a management consulting firm, since 2009 and previously served as Principal at Vantage Development and JB Acquisitions. Prior to that he served as President of the Aluminum Boat Group at Brunswick Corporation and in various leadership roles at Mercury Marine, including President of the Outboard Business Unit and Integrated Operations Division. Mr. Brightbill graduated with a B.S. in Finance from the University of Illinois at Urbana Champaign and received his M.B.A. from the University of Chicago. We believe Mr. Brightbill's experience in the boating industry as well as his leadership and operational skills enable him to play a key role in all matters involving our Board of Directors and makes him well qualified to serve as a member of our Board of Directors.

        Donald C. Campion—Mr. Campion has served as a member of our Board of Directors since July 2015. He has served as the Chief Financial Officer of several public and private companies, including Special Devices, Inc., Cambridge Industries, Inc., Oxford Automotive, Inc. and Delco Electronics Corporation. Most recently, Mr. Campion served as Chief Financial Officer of VeriFone, Inc. from 2003 to 2004. Mr. Campion is a member of the Board of Directors of Haynes International, Inc., where he serves as the Chairman of the Audit Committee and as a member of the Risk Committee and the Compensation Committee. Mr. Campion also currently serves on the boards of two private companies and has previously served on the boards of many public and private companies. Mr. Campion graduated from the University of Michigan College of Engineering with a B.S. in applied mathematics in 1970 and an M.B.A. from the University of Michigan School of Business Administration in 1976. We believe Mr. Campion's substantial accounting and tax experience, his leadership positions in diverse manufacturing businesses and his board service experience, including as chair of several audit committees, enable him to play a key role in all matters involving our Board of Directors and make him well qualified to serve as a member of our Board of Directors.

        Joseph M. Deignan—Mr. Deignan is currently a Partner at Wayzata and has served as a member of our Board of Directors since 2009. Mr. Deignan joined the predecessor entity to Wayzata in 1997. Prior to joining Wayzata, Mr. Deignan worked at Wessels, Arnold & Henderson in its investment banking group. Mr. Deignan currently serves on the boards of Majestic Holdco, LLC, Neff Corporation, Perkins & Marie Callender's Holding, LLC, and Propex Holding, LLC, as well as on the boards of other Wayzata portfolio companies. Mr. Deignan previously served on the boards of Atlantic Express Transportation Corp., Lazy Days' R.V. Center, Inc. and Merisant Company. Mr. Deignan graduated with a B.A. in Economics from St. John's University and holds an M.B.A. from the Carlson School of the University of Minnesota. We believe Mr. Deignan's financial and executive experience enables him to play a key role in all matters involving our Board of Directors and makes him well qualified to serve as a member of our Board of Directors.

        Christopher Keenan—Mr. Keenan is currently a Principal at Wayzata and has served as a member of our Board of Directors since 2009. Prior to joining Wayzata in 2004, he was an analyst for the Distressed/High Yield group at Citadel Investment Group. Prior thereto, Mr. Keenan was an Investment Banking Analyst with Banc of America Securities in San Francisco. Mr. Keenan graduated Cum Laude with an A.B. in Economics from Harvard University in 1999. Mr. Keenan currently serves on the boards of Key Plastics Corporation, SuperService Holdings, LLC and Elyria Foundry Holdings LLC, and previously served on the boards of Grede Holdings LLC, Special Devices, Inc., and J.L. French Corporation. We believe Mr. Keenan's financial and executive experience enables him to play a key role in all matters involving our Board of Directors and makes him well qualified to serve as a member of our Board of Directors.

 CORPORATE GOVERNANCE

Board Composition and Director Independence

        Our amended and restated bylaws provide that our Board of Directors shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board of Directors currently consists of seven members, Terry McNew, Frederick A. Brightbill, Donald C. Campion, Joseph M. Deignan, Patrick J. Halloran, Christopher Keenan, and Christopher A. Twomey. Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes, with each director serving a three-year term. Following their initial terms, each class of directors will be elected for a three-year term. Our directors may be removed only by the affirmative vote of at least 66 2/3% of our then outstanding common stock and only for cause.

        We follow the director independence standards set forth in The Nasdaq Stock Market, or Nasdaq, corporate governance standards and the federal securities laws.

        The Board of Directors reviewed and analyzed the independence of each director and director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

        As a result of this review, our Board of Directors has determined that Messrs. Brightbill, Twomey and Campion are, and that Messrs. Lambert and Leemputte will be, independent, as defined under the rules of NASDAQ and meet the requirements set forth in our director independence guidelines. The members of our Nominating and Corporate Governance Committee are Messrs. Brightbill, Twomey and Halloran. Our Board of Directors has determined that Mr. Halloran is not independent under the NASDAQ rules, and appointed him to the Nominating and Corporate Governance Committee in reliance on the "controlled company" exemption described below. The members of our Compensation Committee are Messrs. Twomey, Campion and Deignan. Our Board of Directors has determined that Mr. Deignan does not meet the definition of "independent director" for purposes of serving on a Compensation Committee under the NASDAQ rules, and appointed him to our Compensation Committee in reliance on the "controlled company" exemption described below. The members of our Audit Committee are Messrs. Brightbill, Campion and Twomey, and the members of our Audit Committee will be Messrs. Brightbill, Campion and Leemputte. Our Board of Directors has determined that Messrs. Brightbill, Twomey and Campion are, and that Mr. Messrs. Lambert and Leemputte will be, independent for Audit Committee purposes, as defined under the rules of NASDAQ.

  Controlled Company Exemption

        As a result of the significant ownership of our common stock by Wayzata, more than 50% of the combined voting powers of our common stock is held by Wayzata. As a result, we qualify as a "controlled company" within the meaning of the corporate governance standards of NASDAQ. Under these corporate governance standards, a company of which more than 50% of the combined voting power is held by an individual, group, or another company is a "controlled company" and may elect not to comply with certain corporate governance standards. We have relied on the "controlled company" exemption, and therefore are not required to have a majority of the Board of Directors consist of independent directors and each of our Nominating and Corporate Governance Committee and Compensation Committee is not required to be composed entirely of independent directors. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of NASDAQ's corporate governance requirements. However, with the addition of

Messrs. Lambert and Leemputte, a majority of our Board of Directors will consist of independent directors. In the event that we cease to be a "controlled company" and our shares continue to be listed on NASDAQ, we will be required to comply with these provisions within the applicable transition periods.

Controlled Company

        Upon completion of our initial public offering, Wayzata controlled a majority of the voting power of our outstanding stock. As a result, we are a "controlled company" under Nasdaq corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements:

  •
  that a majority of our Board of Directors consists of "independent directors," as defined under Nasdaq rules;

  •
  that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  that we have a Compensation Committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  for an annual performance evaluation of the Nominating and Corporate Governance Committee and Compensation Committee.

        These exemptions do not modify the independence requirements for our Audit Committee, and we have fully complied with the requirements of Rule 10A-3 of the Exchange Act and Nasdaq rules within the applicable time frame.

Board Leadership Structure

        Mr. Brightbill has been elected by our Board of Directors to serve as the Chairman of our Board of Directors. Our Chairman provides leadership to ensure that the board functions in an independent, cohesive fashion.

        We believe our Chief Executive Officer should be principally responsible for running the Company, while our Chairman is responsible for running the board. The Board of Directors has considered the time that is required of Mr. McNew as Chief Executive Officer and believes that by having another director serve as Chairman of the Board, Mr. McNew is able to focus his entire energy on running MasterCraft. Under our Corporate Governance Guidelines and our bylaws, our Chairman's specific responsibilities include to:

  •
  preside over all meetings of the Board of Directors and stockholders;

  •
  work with all directors to schedule board and committee meetings;

  •
  in conjunction with our Chief Executive Officer and committee chairs plan all board meeting agendas providing ample time for appropriate discussion;

  •
  lead the board toward active and constructive participation by all board members;

  •
  conduct an executive session of the independent directors following each board meeting without management present and communicate with management, when appropriate, any issues discussed during the executive session;

  •
  facilitate the annual performance review of the Chief Executive Officer with all directors and communicate the results to the Chief Executive Officer;

  •
  work with the Chief Executive Officer and the board regarding succession planning for the Chief Executive Officer position;

  •
  work with the Nominating and Corporate Governance Committee to determine all committee assignments;

  •
  lead the annual self-assessment of board's performance;

  •
  lead the discussion and evaluation of any violations of or issues related to our Code of Ethics and Conduct;

  •
  communicate regularly with the Chief Executive Officer on all matters to come before the board and other relevant company matters; and

  •
  strive to create and sustain a strong, constructive relationship between the board and management and among the board members.

        Our Chairman also has access to management and financial and other information as he deems appropriate from time-to-time to assist him and the Board of Directors in discharging their responsibilities.

        The Board of Directors determines its leadership structure from time to time. As part of the annual board self-evaluation process, the Nominating and Corporate Governance Committee and the board evaluate the board's leadership structure to ensure that the structure is appropriate for MasterCraft and its stockholders. We recognize that different board leadership structures may be appropriate for MasterCraft in the future, depending upon applicable circumstances. However, the Board of Directors believes the current leadership structure, with Mr. McNew as Chief Executive Officer and Mr. Brightbill as Chairman of the board, is the appropriate structure for MasterCraft at this time.

Board Committees and Membership

        Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the committees reports to the Board of Directors as they deem appropriate, and as the Board may request. The composition, duties and responsibilities of these committees are described below. The table below sets forth the current membership of each of the committees:

Director	Audit	Compensation	Nominating and Corporate Governance
Terry McNew	—	—	—
Frederick A. Brightbill	X	—	Chair
Donald C. Campion	Chair	X	—
Joseph M. Deignan	—	X	—
Patrick J. Halloran	—	—	X
Christopher Keenan	—	—	—
Christopher A. Twomey	X	Chair	X

  Audit Committee

        Our Audit Committee is responsible for, among other things, engaging our independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls.

        Our Audit Committee currently consists of Messrs. Campion, Brightbill, and Twomey, with Mr. Campion serving as chair. The Board of Directors intends to add one of the new directors immediately following the Annual Meeting. Our Board of Directors has affirmatively determined that Messrs. Campion, Brightbill, Twomey each meet, and Messrs. Lambert and Leemputte will meet, the definition of "independent director" for purposes of serving on the Audit Committee under Rule 10A-3 and NASDAQ rules, and we intend to comply with the other independence requirements within the time periods specified. In addition, our Board of Directors has determined that each Audit Committee member is "financially literate" and that Mr. Campion and Mr. Leemputte each qualify as an "Audit Committee Financial Expert," as such term is defined in Item 407(d)(5) of Regulation S-K.

        Our Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee held five meetings during the 2016 fiscal year.

  Compensation Committee

        Our Compensation Committee is responsible for determining compensation for our most highly paid employees and administering our other compensation programs. The Compensation Committee is also charged with establishing, periodically re-evaluating and, where appropriate, adjusting and administering policies concerning compensation of management personnel.

        Our Compensation Committee consists of Messrs. Twomey, Campion, and Deignan, with Mr. Twomey serving as chair. The Board Directors intends to add at least one of the new directors immediately following the Annual Meeting and the Compensation Committee intends to appoint a new chair at that time. Our Board of Directors has affirmatively determined that Messrs. Twomey and Campion currently meet the definition of "independent director" for purposes of serving on a Compensation Committee under NASDAQ rules.

        Our Board of Directors has adopted a written charter for the Compensation Committee. The Compensation Committee held three meeting during the 2016 fiscal year.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is responsible for assisting our Board of Directors in selecting new directors, evaluating the overall effectiveness of our Board of Directors and reviewing developments in corporate governance compliance.

        Our Nominating and Corporate Governance Committee consists of Messrs. Brightbill, Twomey, and Halloran, with Mr. Brightbill serving as chair. The Board of Directors intends to add at least one of the new directors immediately following the Annual Meeting. Our Board of Directors has affirmatively determined that Messrs. Brightbill and Twomey currently meet the definition of "independent director" for purposes of serving on a Nominating and Corporate Governance Committee under NASDAQ rules.

        Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held three meetings during the 2016 fiscal year.

Risk Oversight

        Our Board of Directors is responsible for overseeing our risk management. The board focuses on our general risk management strategy and the most significant risks facing us, and ensures that appropriate risk mitigation strategies are implemented by management. The board is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

        Our board has delegated to the Audit Committee responsibility with respect to risk assessment and risk management. Pursuant to its charter, the Audit Committee discusses with management and the Company's independent auditor the Company's policies with respect to risk assessment and risk management, the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. Our other board committees will also consider and address risk as they perform their respective committee responsibilities. All committees will report to the full board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. We believe that the leadership structure of our Board of Directors supports its effective oversight of the Company's risk management.

Committee Charters and Corporate Governance Guidelines

        The charters of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines may be accessed on our website at www.mastercraft.com by clicking on the Investors link, followed by the Governance link, and are available in print upon request from our Corporate Secretary.

Codes of Ethics and Conduct

        We have a Code of Ethics and Conduct, which is applicable to all directors and employees, including our executive and financial officers. The Code of Ethics and Conduct is available on our website at www.mastercraft.com by clicking on the Investors link, followed by the Governance link, and is available in print upon request from our Corporate Secretary. Any amendments to, or waivers of, the Code of Ethics and Conduct will be disclosed on our website promptly following the date of such amendment or waiver.

Selection of Director Nominees

  General Criteria and Process

        It is the Nominating and Corporate Governance Committee's responsibility to review and recommend to the Board of Directors nominees for director and to identify one or more candidates to fill any vacancies that may occur on the Board of Directors. As expressed in our Corporate Governance Guidelines, we do not set specific criteria for directors, but the Company seeks to align board composition with the Company's strategic direction so that the board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Directors are selected for their integrity, ethics, seasoned judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in recreational boating or vehicles, dealer network knowledge, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in the Company's geographic markets, expertise in operations, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, the Company strives to maintain a Board of Directors that reflects passion and commitment to MasterCraft. These criteria will vary over time depending on the needs of the Board of Directors. Accordingly, the Board of Directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

        Under the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee is responsible for determining criteria and qualifications for board nominees to be used in reviewing and selecting director candidates, including those described in the Corporate Governance Guidelines.

        For each of the nominees to the Board of Directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director. The Nominating and Corporate Governance Committee also believes that directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board of Directors for an extended period of time.

        In developing recommendations for new director candidates, the Nominating and Corporate Governance Committee identifies potential individuals whose qualifications and skills reflect those desired by the Board of Directors, and evaluates and recommends to the Board of Directors all nominees for board membership as specified in the committee's charter.

  Stockholder Recommendation of Candidates for Director

        Stockholders wishing to recommend candidates to be nominated for election to the Company's Board of Directors may do so by sending to the attention of the Company's Secretary at the address provided in this Proxy Statement a statement setting forth the information required by the advance notice provision in the Company's bylaws. Stockholder recommendations provided to the Company's Secretary will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources.

        For information regarding stockholder nominations of directors and stockholder proposals, please see the "Next Annual Meeting—Stockholder Proposals" section of this Proxy Statement.

Meetings of the Board of Directors

        During the fiscal year ended June 30, 2016, the Board of Directors met nine times. All of our directors attended 100% of the total meetings held by the Board of Directors and any committee on which the director served during the period of the fiscal year that the director was a member of the Board. This is our first annual meeting of stockholders since we became a public company, and beginning with our Annual Meeting we expect that each continuing director will attend the annual meeting of stockholders, absent a valid reason.

Executive Sessions of Non-Management Directors

        The independent directors meet in executive session, without any non-independent directors or members of management present, at least twice each year.

Compensation Committee Interlocks and Insider Participation

        The directors serving on the Compensation Committee of the Board of Directors during the fiscal year ended June 30, 2016 were Christopher A. Twomey (Chairman), Donald C. Campion, and Joseph M. Deignan. None of these individuals is or has at any time during the past year been an officer or employee of ours. During the 2016 fiscal year, none of our executive officers served as a director of any corporation for which any of these individuals served as an executive officer and there were no other Compensation Committee interlocks or relationships with the companies with which these individuals or our other directors are affiliated.

Communications with the Board of Directors

        Any interested parties who have concerns that they wish to make known to the Company's non-management directors, should send any such communication the Board of Directors as a group or the non-management directors as a group in care of the Company's registered office at 100 Cherokee Cove Drive, Vonore, Tennessee 37855 to the attention of the Corporate Secretary or send an email to the Board of Directors as a group or the non-management directors as a group at a specified email address provided by the Company on our website. The Corporate Secretary shall review all written and emailed correspondence received from stockholders and other interested parties and forward such correspondence periodically to the directors. Advertisements, solicitations for business, requests for employment, requests for contributions or other inappropriate material will not be forwarded to the directors.

Director Compensation

        The following table sets forth information concerning the fiscal year 2016 compensation of our non-employee directors that served during the period from July 1, 2015 through June 30, 2016:

Name	Fees earned or paid in cash ($)	Stock / option awards ($)	Total ($)
Frederick A. Brightbill	$85,000	$383,293	$468,293
Donald C. Campion	77,500	53,790	131,290
Joseph M. Deignan	—	—	—
Patrick J. Halloran	—	—	—
Christopher Keenan	—	—	—
Christopher A. Twomey	70,000	383,293	453,293

        Effective as of the beginning of fiscal year 2017, each eligible non-employee director other than the chairperson of the Board receives an annual cash retainer of $50,000 and the chairperson receives an annual cash retainer of $70,000. Each Audit Committee member other than the committee chairperson receives an additional annual cash retainer of $10,000 and the committee chairperson receives an additional annual cash retainer of $15,000. Each Compensation Committee member other than the committee chairperson receives an additional annual cash retainer of $7,500 and the committee chairperson receives an additional annual cash retainer of $7,500. Each Nominating and Corporate Governance Committee member other than the committee chairperson receives an additional annual cash retainer of $5,000 and the committee chairperson receives an additional annual cash retainer of $7,500. Each annual retainer is paid quarterly at the beginning of each quarter. Under the director compensation policy, directors may elect to receive all (but not less than all) of his or her annual retainers in the form of common stock (in lieu of cash).

        Pursuant to the director compensation policy, we also granted an annual award of restricted stock with a grant date fair value of $55,000 to each non-employee director who receives cash compensation. The first such award, in respect of service from the date of our initial public offering through December 31, 2015, for each eligible non-employee director consisted of shares of restricted stock with a grant date value equal to a prorated portion of the annual award (based on the remainder of calendar year 2015) and was made in connection with our initial public offering. We made a second such award, in respect of service from January 1, 2016 through the end of the 2016 fiscal year, for each eligible non-employee director that consisted of shares of restricted stock with a grant date value equal to a prorated portion of the annual award (based on the remainder of fiscal year 2016) in April 2016.

        The terms of each restricted stock award are set forth in a written award agreement between each director and us, which we intend will generally provide for vesting after one year of continued service as a director, prorated as necessary to account for changes in Board service, (or, in the case of the first award, continued service through January 14, 2016), subject, in either case, to acceleration upon a change in control. Directors elected or appointed, or those who leave Board service mid quarter will receive a prorated portion of the annual retainer and the annual award, in each case adjusted to reflect his or her period of service. In connection with the initial public offering, we also issued 21,041 additional shares of restricted stock to each of Messrs. Brightbill and Twomey outside of the director compensation policy.

        Under the director compensation plan, the aggregate amount of cash and equity compensation that may be paid or granted to any non-employee director during any calendar year may not exceed $500,000, subject to limited exceptions. We have adopted a director stock ownership policy encouraging directors to hold shares of our common stock with a value equal to four times his or her annual cash retainer fee (exclusive of any committee retainers).

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

        The following table sets forth information concerning beneficial ownership of our common stock as of July 31, 2016, unless otherwise indicated, by each of the directors and nominees for director, by each of the named executive officers, by all directors, nominees for director and executive officers as a group, and by beneficial owners of more than five percent of our common stock.

Name	Shares of Common Stock Beneficially Owned(1)	Number of Exercisable Options(2)	Percent of Shares Outstanding(3)
Terry McNew(4)	296,380	48,467	1.9%
Timothy M. Oxley(5)	78,450	15,146	*
Frederick A. Brightbill	24,769	—	*
Donald C. Campion	3,728	—	*
Joseph M. Deignan	—	—	—
Patrick J. Halloran(3)	9,717,149	—	52.3%
Christopher Keenan	—	—	—
Christopher A. Twomey	24,769	—	*
Roch B. Lambert	—	—	—
Peter G. Leemputte	—	—	—
All current executive officers, directors and director nominees as a group (ten persons)(3)	10,145,335	63,613	54.9%
Wayzata(3)	9,717,149	—	52.3%

*
Represents beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)
Shares shown in the table above include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account.

(2)
Includes 15,903 options that are exercisable or will become exercisable within sixty (60) days of July 31, 2016.

(3)
Based on an aggregate of 18,591,808 shares of MasterCraft common stock issued and outstanding as of July 31, 2016.

(4)
Includes options to purchase 12,117 shares vested or vesting within sixty (60) days of July 31, 2016.

(5)
Includes options to purchase 3,786 shares vested or vesting within sixty (60) days of July 31, 2016.

(6)
Wayzata represents the aggregate shareholdings of Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., and Wayzata Recovery Fund, LLC (collectively, the "Wayzata Funds"). Wayzata serves as investment adviser to the Wayzata Funds and has the power to direct the voting and disposition of their holdings of our common stock. Patrick J. Halloran serves as the manager of Wayzata and controls MAP Holdings LLC, which is the majority member of Wayzata. As a result, Mr. Halloran has the voting and dispositive power with respect to the shares held by Wayzata. The address for each of the foregoing is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391.

Section 16(a) Beneficial Ownership Reporting Compliance

        Directors, officers and persons who beneficially own more than 10% of our common stock are required by Section 16(a) of the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC, the Nasdaq, and us. To the Company's knowledge, all filings were timely during fiscal year 2016.

Certain Relationships and Related Party Transactions

        The following are summaries of certain transactions, arrangements and relationships with certain of our directors, executive officers or stockholders owning 5% or more of our outstanding common stock.

  Registration Rights Agreement

        We entered into a Registration Rights Agreement with certain of our stockholders, including Wayzata, in connection with our initial public offering. The Registration Rights Agreement provides these stockholders certain registration rights whereby, at any time following our initial public offering and the expiration of any related lock-up period, they can require us to register under the Securities Act, shares of common stock held by them, including shares issuable upon exercise of stock options held by them. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. The Registration Rights Agreement also provides for piggyback registration rights for all stockholders that are parties to the agreement.

  Other Compensation Programs

        MCBC Holdings, Inc. has entered into certain compensation plans to provide payments to certain of its service providers (including its named executive officers and certain of our non-employee directors) as described under the section titled "Executive Compensation."

  Our Policy Regarding Related Party Transactions

        Our Board of Directors has adopted a written related party transaction policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related party's interest in the transaction. All of the transactions described above occurred prior to the adoption of this policy.

 PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee appointed BDO USA, LLP ("BDO") to audit our consolidated financial statements for the year ending June 30, 2017 and to prepare a report on this audit. A representative of BDO will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

        We are asking our stockholders to ratify the appointment of BDO as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of BDO to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

        Information regarding fees paid to BDO during fiscal year 2016 and fiscal year 2015 is set out below in "Fees Billed by Independent Registered Public Accounting Firm."

        The Board of Directors recommends that you vote FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is responsible for, among other things, reviewing with BDO, our independent registered public accounting firm for fiscal year 2016, the scope and results of their audit engagement. In connection with the audit for the fiscal year ended June 30 2016, the Audit Committee has:

  •
  reviewed and discussed with management the audited financial statements of MasterCraft to be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016;

  •
  discussed with BDO the matters required by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

  •
  received the written disclosures and letter from BDO required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO's communications with the Audit Committee concerning independence, and has discussed with BDO their independence.

        Management is primarily responsible for MasterCraft 's financial reporting process (including its system of internal control) and for the preparation of the consolidated financial statements of MasterCraft in accordance with generally accepted accounting principles (GAAP). BDO is responsible for auditing those financial statements and issuing an opinion on whether the audited financial statements conform with GAAP. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of BDO included in their report to the financial statements of MasterCraft.

        Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2016.

Submitted by the Audit Committee:
Donald C. Campion
Frederick A. Brightbill
Christopher A. Twomey

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed during the fiscal years ended June 30, 2016 and June 30, 2015:

	Fiscal Year 2016	Fiscal Year 2015
Fees Billed:
Audit Fees	$670,000	$1,159,000

Total	$670,000	$1,159,000

        Audit Fees include fees for services rendered for the audit of our annual financial statements and the review of the interim financial statements. Audit fees also include fees associated with the review of filings made with the SEC.

        The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve the performance of all audit and permitted non-audit services provided to us by our independent registered public accounting firm in accordance with Section 10A of the Exchange Act, and to review with our independent registered public accounting firm their fees and plans for all auditing services. All fees paid to BDO were pre-approved by the Audit Committee and there were no instances of waiver of approval requirements or guidelines.

        The Audit Committee considered the provision of non-audit services by the independent registered public accounting firm and determined that provision of those services was compatible with maintaining auditor independence.

        There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

 EXECUTIVE OFFICERS

        Executive officers are elected annually by the Board of Directors and serve at the discretion of the board. Terry McNew serves as a Director and as an executive officer. His business experience is discussed above in "Item 1—Election of Directors—Director with Terms Expiring at the 2017 or 2018 Annual Meetings."

        The other executive officer as of the date of this Proxy Statement is:

        Timothy M. Oxley, 57, was appointed as our Chief Financial Officer in 2012 and prior to that, he served as Vice President of Business Performance from 2007 until 2012. He is responsible for the Company's internal controls and policies. Mr. Oxley has actively led MasterCraft's debt refinancing process and also leads the Company's forecasting and budgeting process. Mr. Oxley has 26 years of experience in the boating industry, including ten years with the Company, following 16 years with Brunswick Corp. Prior to joining the Company, Mr. Oxley was the Chief Financial Officer of Brunswick's Freshwater Boat Group from 2004 to 2006, the Chief Financial Officer of Brunswick's Sea Ray Boat Group from 2002 to 2004, and the Chief Financial Officer of Baja Marine Corporation (a division of Brunswick) from 1998 to 2002. Mr. Oxley was also the Director of Budgeting at the Sea Ray Boats Division from 1990 to 1998. Before Brunswick, he was a Senior Auditor at Arthur Andersen LLP. Mr. Oxley received his B.S. in Accounting from the University of Tennessee in 1981 and is a Certified Public Accountant (inactive).

EXECUTIVE COMPENSATION

Introduction

        This compensation discussion provides an overview of our executive compensation program, together with a description of the material factors underlying the decisions that resulted in the compensation provided to our chief executive officer and our two other highest paid executive officers during fiscal year 2016 (collectively, the "named executive officers"), as presented in the tables which follow this discussion. This discussion contains statements regarding our performance targets and goals. These targets and goals are disclosed in the limited context of our compensation program and should not be understood to be statements of management's expectations or estimates of financial results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table

        The following table sets forth information concerning the total compensation awarded to, earned by or paid to the named executive officers for 2015 and 2016, calculated in accordance with SEC rules and regulations.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option awards ($)(1)		Non-equity incentive plan compensation ($)		All other compensation ($)(8)	Total ($)
Terry McNew	2016	$406,406	—		$400,000		$566,691	(2)	$17,080	$1,390,177
President and ChiefExecutive Officer	2015	333,125	4,131,319	(3)	—	(4)	546,309	(5)	18,226	5,028,979
Timothy M. Oxley	2016	254,151	—		125,000		177,091	(2)	19,875	576,117
Chief FinancialOfficer, Treasurer and Secretary	2015	215,865	459,035	(3)	—	(4)	177,004	(5)	19,409	871,313
Shane Chittum(6)	2016	194,524	—		125,000	(7)	—		14,946	334,470
Former Chief Operating Officer	2015	215,250	688,553	(3)	—	(4)	176,500	(5)	20,171	1,100,474

(1)
Represents the aggregate grant date fair value for option awards granted in 2015 and 2016, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K. See "—Equity Incentive Compensation" for more information about the options granted in 2015 and 2016.

(2)
Messrs. McNew and Oxley received an annual performance based bonus with respect to fiscal 2016 under the 2016 STIP. For a discussion of the 2016 STIP, see the section entitled "Narrative to Summary Compensation Table—Short Term Cash Incentive Compensation."

(3)
Amount represents a cash bonus to the named executive officer in recognition of his efforts in pursuing and consummating the financing evidenced by Amended and Restated Credit and Guarantee Agreement entered into by the Company on March 13, 2015.

(4)
On May 29, 2015, we granted Messrs. McNew, Oxley and Chittum 541,021, 120,223, and 180,340 shares of restricted stock under the 2015 Incentive Award Plan, respectively. Shares presented give effect to the 11.139-for-1 stock split consummated on July 22, 2015 in connection with the Company's initial public offering. No amounts have been included for the relevant entries as the occurrence of the vesting conditions for such awards were not probable for accounting purposes at the time of grant and the restricted stock awards had no grant date fair value computed in accordance with ASC Topic 718, as of the date of grant. Assuming that all of the vesting conditions to the awards are met, the value of restricted stock awards, based on the initial offering price of $15.00 per share, would be $8,115,315 for Mr. McNew, $1,803,345 for Mr. Oxley, and $2,705,100 for Mr. Chittum. For a description of the vesting conditions, see "Outstanding Equity Awards at Fiscal Year End."

(5)
Each named executive officer received an annual performance based bonus with respect to fiscal 2015 under the 2015 STIP. For a discussion of the 2015 STIP, see the section entitled "Narrative to Summary Compensation Table—Short Term Cash Incentive Compensation."

(6)
On March 14, 2016, Mr. Chittum submitted his resignation as the Company's Chief Operating Officer and departed the Company to pursue another opportunity effective April 1, 2016.

(7)
Mr. Chittum forfeited all outstanding option awards upon his resignation.

(8)
The amounts shown in this column for 2016 reflect the following components:

•
With respect to Messrs. McNew, Oxley and Chittum, the amounts of $780, $1,380 and $371, respectively, for a Company paid life insurance policy.

•
With respect to Messrs. McNew, Oxley and Chittum, the amounts of $14,224, $8,895 and $6,475, respectively, for matching contributions to each individual's account in our 401(k) plan.

•
With respect to Messrs. Oxley and Chittum, the amounts of $9,600 and $8,100, respectively, for a car allowance.

•
With respect to Mr. McNew the amount of $2,076 for boat usage.

Outstanding Equity Awards at Fiscal 2016 Year-End

        The following table sets forth information with respect to outstanding option awards for each of the named executive officers as of June 30, 2016. We have not granted any stock awards to the named executive officers.

	Option Awards
Name	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)(1)	Option expiration date
Terry McNew	7/16/2015	12,117	—	36,350	$10.70	7/16/2025
Timothy M. Oxley	7/16/2015	3,786	—	11,360	10.70	7/16/2025
Shane Chittum(2)	—	—	—	—	—	—

(1)
The option exercise price has been reduced by $4.30, the amount of the special cash dividend paid on June 10, 2016, from an exercise price of $15.00 to an exercise price of $10.70.

(2)
Mr. Chittum forfeited all outstanding option awards upon his resignation.

Potential Payments upon Termination or Change of Control

        The employment agreements with each of our named executive officers provide for the payment of certain severance benefits upon termination. For additional information about the payment of certain severance benefits upon termination, please see the sections titled "Severance" below.

Narrative to Summary Compensation Table

  Employment Agreement with Terry McNew

        As of June 30, 2016, we were a party to an employment agreement with Mr. McNew, dated as of July 1, 2015. Under his employment agreement, Mr. McNew will serve as President and Chief Executive Officer of the Company for three years from the effective date of the employment agreement, subject to automatic one year extensions provided that neither party provides written notice of non-extension at least 90 days prior to the expiration of the then current term or until his employment is terminated by the Company or him pursuant to the terms of his employment agreement.

  Base Salary and Cash Bonuses

        Pursuant to his employment agreement, Mr. McNew is entitled to an initial annual base salary of $400,000 and is eligible for an annual performance based bonus, with a target bonus opportunity of 100% of his base salary, based on performance targets established by our Board of Directors in consultation with Mr. McNew. The actual annual performance based bonus paid to Mr. McNew under the annual short term incentive plan for performance in fiscal 2016 (the "2016 STIP") is set forth above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation." The employment agreement for Mr. McNew previously provided for eligibility to receive a cash bonus upon a sale of the Company based on the value of the Company. However, eligibility to receive such cash bonus was terminated as of February 6, 2015 in connection with the termination of the MCBC Holdings, Inc. Management Incentive Plan. For additional information about the terminated Management Incentive Plan, please see the section titled "Long Term Cash Incentive Compensation" below.

  Severance

        The employment agreement for Mr. McNew provides for severance upon a termination of Mr. McNew's employment by us without cause, subject to the execution and non-revocation of a waiver and release of claims by Mr. McNew.

        Upon a termination by us without cause, Mr. McNew is entitled to severance consisting of (a) continued base salary through the 12 month anniversary of the termination of employment, and (b) reimbursement of the COBRA premiums (subject to cost sharing at the same level as when employed) for up to 12 months following termination of employment. Payment of continued base salary will be subject to reduction for any compensation earned by Mr. McNew during the 12-month period following termination of employment.

        For purposes of Mr. McNew's employment agreement, the Company will have "cause" to terminate Mr. McNew's employment upon his (i) material failure to substantially perform the duties set forth in his employment agreement (other than any such failure resulting from disability); (ii) material failure to carry out, or comply with, in any material respect, any lawful directive of our board of directors; (iii) commission at any time of any act or omission that results in, or may reasonably be expected to result in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities under his employment agreement; (v) commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of our assets, or breach of fiduciary duty against us (or any predecessor thereto or successor thereof); or (vi) material breach of his employment agreement or other agreements with us (including, without limitation, any breach of the restrictive covenants of any such agreement).

  Restrictive Covenants

        Pursuant to Mr. McNew's employment agreement, Mr. McNew will be subject to certain non-competition and non-solicitation restrictions for the term of the agreement and for an 18-month period after termination of employment.

  Employment Agreement with Timothy M. Oxley

        As of June 30, 2016, we were a party to an employment agreement with Mr. Oxley, dated as of July 1, 2015. Under his employment agreement, Mr. Oxley will serve as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company for three years from the effective date of the employment agreement, subject to automatic one year extensions provided that neither party provides written notice of non-extension at least 90 days prior to the expiration of the then current term or until his employment is terminated by the Company or him pursuant to the terms of his employment agreement.

  Base Salary, Cash Bonuses, and Additional Benefits

        Pursuant to his employment agreement, Mr. Oxley is entitled to an initial annual base salary of $250,000 and is eligible for an annual performance based bonus, with a target bonus opportunity of 50% of his base salary, based on performance targets established by our Board of Directors in consultation with Mr. Oxley. The actual annual performance based bonus paid to Mr. Oxley under the annual short term incentive plan for performance in fiscal 2016 (the "2016 STIP") is set forth above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation." The employment agreement for Mr. Oxley previously provided for eligibility to receive a cash bonus upon a sale of the Company based on the value of the Company. However, eligibility to receive such cash bonus was terminated as of February 6, 2015 in connection with the termination of the MCBC Holdings, Inc. Management Incentive Plan. For additional information about the terminated Management Incentive Plan, please see the section titled "Long Term Cash Incentive Compensation" below.

  Severance

        The employment agreement for Mr. Oxley provides for severance upon a termination of Mr. Oxley's employment by us without cause, subject to the execution and non-revocation of a waiver and release of claims by Mr. Oxley.

        Upon a termination by us without cause, Mr. Oxley is entitled to severance consisting of (a) continued base salary through the 12 month anniversary of the termination of employment, and (b) reimbursement of the COBRA premiums (subject to cost sharing at the same level as when employed) for up to 12 months following termination of employment. Payment of continued base salary will be subject to reduction for any compensation earned by Mr. Oxley during the 12-month period following termination of employment.

        For purposes of Mr. Oxley's employment agreement, the Company will have "cause" to terminate Mr. Oxley's employment upon his (i) material failure to substantially perform the duties set forth in his employment agreement (other than any such failure resulting from disability); (ii) material failure to carry out, or comply with, in any material respect, any lawful directive of our board of directors; (iii) commission at any time of any act or omission that results in, or may reasonably be expected to result in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our premises or while performing his duties and responsibilities under his employment agreement; (v) commission at any time of any act of fraud, embezzlement, misappropriation, misconduct, conversion of our assets, or breach of fiduciary duty against us (or any predecessor thereto or successor thereof); or (vi) material breach of his employment agreement or other agreements with us (including, without limitation, any breach of the restrictive covenants of any such agreement).

  Restrictive Covenants

        Pursuant to Mr. Oxley's employment agreement, Mr. Oxley will be subject to certain non-competition and non-solicitation restrictions for the term of the agreement and for an 18-month period after termination of employment.

  Employment Agreement with Shane Chittum

        On March 14, 2016, Shane Chittum submitted his resignation as the Company's Chief Operating Officer and departed the Company to pursue another opportunity effective April 1, 2016. Until his resignation, we were a party to an employment agreement with Mr. Chittum, dated as of July 1, 2015. Pursuant to Mr. Chittum's employment agreement, Mr. Chittum remains subject to certain non-competition and non-solicitation restrictions for an 18-month period after termination of employment.

  Short Term Cash Incentive Compensation

        In fiscal 2015, each of our named executive officers was eligible to earn an annual performance based cash bonus from the Company under the 2015 STIP. This 2015 bonus for each of our named executive officers consisted of three components: 35% was based upon the achievement of Company Adjusted EBITDA, 35% was based upon the achievement of Company Adjusted cash flow targets and 30% was based upon the achievement of individual performance goals. In fiscal 2015, Mr. McNew was eligible to receive a target bonus in the amount of 100% of his base salary and Messrs. Oxley and Chittum were each eligible to receive a target bonus in the amount of 50% of his base salary. In fiscal 2015, each of our named executive officers achieved 100% of his respective individual performance goals, our Company Adjusted EBITDA was 141% of the target amount and our Company Adjusted cash flow was 152% of the target amount, resulting in a payment of 164% of target bonus to each of Messrs. McNew, Oxley and Chittum. The actual amounts of the annual performance-based bonus paid to each such named executive officer under the 2015 STIP is set forth above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

        In fiscal 2016, each of our named executive officers was eligible to earn an annual performance based cash bonus from the Company under the 2016 STIP. This 2016 bonus for each of our named executive officers consisted of three components: 60% was based upon the achievement of Company Adjusted EBITDA, 30% was based upon the achievement of Company revenue targets and 20% was based upon the achievement of individual performance goals. In fiscal 2016, Mr. McNew was eligible to receive a target bonus in the amount of 100% of his base salary and Mr. Oxley was eligible to receive a target bonus in the amount of 50% of his base salary. In fiscal 2016, each of our named executive officers achieved 100% of his respective individual performance goals, our Company Adjusted EBITDA was 114% of the target amount and our Company revenue was 100% of the target amount, resulting in a payment of 142% of target bonus to each of Messrs. McNew and Oxley. The actual amounts of the annual performance-based bonus paid to each such named executive officer under the 2016 STIP is set forth above in the Summary Compensation Table in the column entitled "Non-Equity Incentive Plan Compensation."

  Transaction Bonuses

        In connection with our refinancing transaction, on March 11, 2015, certain key employees, including our named executive officers, became eligible for cash transaction bonuses in consideration of their efforts in pursuing and consummating such transaction, subject to the execution of a release of claims for our benefit. Such transaction bonuses were paid on April 7, 2015. The transaction bonuses awarded to Messrs. McNew, Oxley, and Chittum were equal to $4,131,319, $459,035, and $688,553, respectively.

  Long Term Cash Incentive Compensation

        On April 25, 2013, we adopted the MCBC Holdings, Inc. Management Incentive Plan, or the former MIP, to provide long term compensation incentives for certain qualified executives, including our named executive officers. Pursuant to the former MIP, certain employees and directors were eligible to receive cash bonuses upon a sale of the Company based on the value of the Company. We terminated the former MIP on February 6, 2015 and no named executive officers currently hold any rights thereunder.

  Equity Incentive Compensation

        On February 12, 2010, we adopted the MCBC Holdings, Inc. 2010 Equity Incentive Plan, or the 2010 Equity Plan, pursuant to which certain of our employees were granted stock options, which vested in four equal annual installments subject to the applicable optionee's continued service. None of our named executive officers were granted any equity awards under the 2010 Equity Plan in fiscal 2015. After the consummation of our initial public offering, we have not and do not intend to grant any additional awards under the 2010 Equity Plan.

        We have adopted the Amended and Restated MCBC Holdings, Inc. 2015 Incentive Award Plan in order to facilitate the grant of cash and equity incentives to non-employee directors, employees (including our named executive officers), and consultants of the Company and certain of its affiliates and to enable the Company and certain of its affiliates to obtain and retain the services of these individuals, which is essential to our long term success. Prior to our initial public offering, on May 29, 2015, we granted Messrs. McNew, Oxley and Chittum 541,021, 120,223, and 180,340 shares of restricted stock under the 2015 Incentive Award Plan, respectively. In connection with our initial public offering, we granted options to purchase 137,786 shares of our common stock under the 2015 Incentive Award Plan to certain of our employees, including the named executive officers, and we granted 47,146 shares of restricted stock under the 2015 Incentive Award Plan to certain of our non-employee directors. The option grants will vest in substantially equal installments over four years, subject to continued employment. The restricted stock grants vested on the 181st day following the date upon which our common stock was listed on NASDAQ.

  Retirement Plan

        We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are generally eligible to participate in the 401(k) plan on the same terms as other full time employees. The Internal Revenue Code, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

  Employee Benefits

        Health/Welfare Plans. All of our full time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

  •
  medical, dental, and vision benefits;

  •
  medical and dependent care flexible spending accounts;

  •
  short term and long term disability insurance; and

  •
  life insurance.

        We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

  No Tax Gross Ups

        We do not make gross up payments to cover our named executive officers' personal income taxes that may pertain to any of the compensation or perquisites paid or provided by the Company.

  Executive Stock Ownership Policy

        We have adopted an executive stock ownership policy, which is intended to encourage our executives, within five years after our initial public offering, to hold shares of our common stock with a value equal to a specified multiple of base salary (six times annual base salary in the case of the Chief Executive Officer and three times annual base salary in the case of the Chief Financial Officer and the Chief Operating Officer).

  Clawback Policy

        We have adopted a clawback policy (effective as of the effective date of our initial public offering). Under this policy, the Company may seek to recover or cause to be forfeited any or all performance based compensation received by employees and directors of the Company, including the named executive officers, in the event of restatement of the Company's financial statements resulting in whole or in part from the fraud or intentional misconduct of such employees or directors.

NEXT ANNUAL MEETING—STOCKHOLDER PROPOSALS

Rule 14a-8 Proposals for Our 2017 Proxy Statement

        Pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the "Exchange Act"), a stockholder proposal submitted for inclusion in our proxy statement for the 2017 Annual Meeting must be received by May 12, 2017. However, pursuant to such rule, if the 2017 Annual Meeting is held on a date that is before September 25, 2017 or after November 24, 2017, then a stockholder proposal submitted for inclusion in our proxy statement for the 2017 Annual Meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2017 Annual Meeting.

Stockholder Proposals of Business

        Under our bylaws that will be in effect for the 2017 Annual Meeting, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors, the procedures for which are described below) at an annual meeting outside the processes of Rule 14a-8 if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. Our bylaws provide that the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2017 Annual Meeting between June 27, 2017 and July 27, 2017; provided, however, if and only if the 2017 Annual Meeting is not scheduled to be held between September 25, 2017 and January 3, 2018, such stockholder's notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2017 Annual Meeting and not later than the later of (A) the tenth day following the day of the Public Announcement of the date of the 2017 Annual Meeting or (B) the date which is 90 days prior to the date of the 2017 Annual Meeting. The advance notice of the proposal must contain certain information specified in our By-laws, including information concerning the proposal and the stockholder proponent. The foregoing description is only a summary of the requirements of our By-laws. Stockholders intending to submit a proposal of business at the 2017 Annual Meeting outside the processes of Rule 14a-8 must comply with the provisions specified in our bylaws, as amended and restated and adopted as of July 22, 2015, which were filed with the SEC as an exhibit to our Annual Report on Form 10-K on September 18, 2015.

Stockholder Nominations of Directors

        Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee by complying with the eligibility, advance notice and other provisions of our bylaws. Under our bylaws that will be in effect for the 2017 Annual Meeting, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) a stockholder of record at the time of giving notice of such proposal, on the record date for the annual meeting and at the time of the annual meeting (2) entitled to vote at the meeting and (3) complies with the notice procedures set forth in our bylaws. The stockholder must provide timely notice of the nomination in writing to our Corporate Secretary. To be timely under our bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2017 Annual Meeting between June 27, 2017 and July 27, 2017; provided, however, if and only if the 2017 Annual Meeting is not scheduled to be held between September 25, 2017 and January 3, 2018, such stockholder's notice must be delivered to our Corporate Secretary not earlier than 120 days prior to the date of the 2017 Annual Meeting and not later than the later of (C) the tenth day following the day of the Public Announcement of the date of the 2017 Annual Meeting or (D) the date which is 90 days prior to the date of the 2017 Annual Meeting. The advance notice of the nomination must contain certain information specified in our bylaws, including information concerning the nominee and the stockholder proponent, and the stockholder must update and supplement that information as of, and within ten days of, the record date for the 2017 Annual Meeting. The foregoing description is only a summary of the requirements of our bylaws. Stockholders intending to submit a nomination for the 2017 Annual Meeting must comply with the provisions specified in our bylaws, as amended and restated and adopted as of July 22, 2015, which were filed with the SEC as an exhibit to our Annual Report on Form 10-K on September 18, 2015.

Contact Information

        Stockholder proposals or nominations should be sent to:

100 Cherokee Cove Drive,
Vonore, Tennessee 37855
Attention: Corporate Secretary

 OTHER MATTERS

Other Business

        We know of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in accordance with their best judgment.

By order of the Board of Directors,

Timothy M. Oxley Chief Financial Officer and Secretary

ANNuAL meeTiNG oF shARehoLdeRs oF mcBc hoLdiNGs, iNc. october 25, 2016 Go GReeN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NoTice oF iNTeRNeT AvAiLABiLiTy oF PRoXy mATeRiAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/20229/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 102516 independent registered public accounting firm for fiscal year 2017 O Roch B. Lambert FOR ALL NOMINEES changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The BoARd oF diRecToRs RecommeNds ThAT you voTe “FoR” ALL NomiNees LisTed iN PRoPosAL 1 ANd “FoR” PRoPosAL 2. PLeAse siGN, dATe ANd ReTuRN PRomPTLy iN The eNcLosed eNveLoPe. PLeAse mARK youR voTe iN BLue oR BLAcK iNK As shoWN heRe x 1. Proposal 1 — Election of Directors for terms that expire at the 2019 Annual Meeting NomiNees: O Peter G. Leemputte WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Proposal 2 — Ratify the appointment of BDO USA, LLP as our In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. if no direction is made, this proxy will be voted FoR ALL NomiNees in Proposal 1 and FoR Proposal 2. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Shareholder Date: Signature of ShareholderDate:

- 0 MCBC HOLDINGS, INC. Proxy for Annual meeting of shareholders on october 25, 2016 solicited on Behalf of the Board of directors The undersigned hereby appoints Terry McNew and Timothy M. Oxley, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of MCBC HOLDINGS, INC., to be held October 25, 2016 at the Hilton Knoxville Airport, 2001 Alcoa Highway, Alcoa, TN 37701, and at any adjournments or postponements thereof, as follows: (continued and to be signed on the reverse side.) 14475 1.1